Exhibit 99.1

Mesa Energy Holdings, Inc. Commences Trading on OTCBB

•	Companies:
o	Mesa Energy Holdings, Inc.

Press Release Source: Mesa Energy Holdings, Inc. On Wednesday January 6, 2010, 9:00 am EST

DALLAS--(BUSINESS WIRE)--Mesa Energy Holdings, Inc. (the “Company”) (OTCBB: MSEH.OB), an exploration stage oil and gas exploration and production company with a focus on the Marcellus Shale in western New York has commenced trading as a public company on the NASDAQ Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “MSEH.OB”.

CEO of Mesa Energy Holdings, Inc., Randy M. Griffin said, “This is an exciting time for the Company as we move up to the OTCBB markets. We now have the ability to pursue additional acquisition and drilling opportunities in the Appalachian Basin as well as in other key oil and natural gas producing areas as we share our business plan with institutional and retail investors who are seeking high quality investments in the energy sector. Strong demand for natural gas in the northeastern U.S. provides us the opportunity to achieve significant growth and market share in the energy sector and we will keep our investors informed of our developments.”

Energy companies that are actively engaged in the Marcellus Shale include Chesapeake Energy (NYSE: CHK - News), NGAS Resources Inc. (NASDAQ: NGAS - News), XTO Energy Inc. (NYSE: XTO - News), Anadarko Petroleum (NYSE: APC - News) and EOG Resources Inc. (NYSE: EOG - News).

About Mesa Energy Holdings, Inc.

Headquartered in Dallas, TX, Mesa Energy Holdings, Inc. is a growth-oriented, exploration stage oil and gas exploration and production (E&P) company with a definitive focus on growing reserves and net asset value per share, primarily through the development of highly diversified, multi-well developmental and defined-risk exploratory drilling opportunities and the acquisition of solid, long-term existing production with enhancement potential. Although the Company is constantly evaluating opportunities in the nation’s most productive basins, the Company’s primary focus is currently on the Devonian Black (Marcellus) shales in the northern Appalachian Basin in western New York.

More information about the Company may be found at http://mesaenergy.us.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of the Company, including, but not limited to, the Company’s ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability and pricing of additional capital to finance operations and leasehold acquisitions, the viability of the shale gas fields in the Appalachian Basin in western New York and the gas sands of eastern Oklahoma, the ability of the Company to build and maintain a successful operations infrastructure, the intensity of competition and changes and volatility in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in the filings of the Company with the U.S. Securities and Exchange Commission.

Contact:

Mesa Energy Holdings, Inc.
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
info@corporateevolutions.com
www.corporateevolutions.com